Exhibit 10.8

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

UNDER THE FOOT LOCKER 2007 STOCK INCENTIVE PLAN

Stock Option Grant

The Human Capital and Compensation Committee of the Board of Directors of Foot Locker, Inc. (the “Company”), a New York corporation, granted you a Nonstatutory Stock Option (the “Option”) on __________ under the Foot Locker 2007 Stock Incentive Plan (the “Plan”), to purchase shares of the Company’s common stock, as set forth below.  Except as otherwise provided in the Plan, the Option will become exercisable in annual installments over a __________-year vesting period according to the vesting schedule specified below:

Name of Participant:__________

Date of Grant:__________

Exercise Price Per Share:$_________

Number of Shares of Stock:__________

Vesting Schedule:__________

Expiration Date:__________

The Option will expire on the Expiration Date, unless, prior to that time, the Option is exercised in full, is cancelled, or expires due to your death, retirement, or other termination of employment, as provided under the terms of this Nonstatutory Stock Option Award Agreement (“Award Agreement”) and the Plan.

The Option is subject to the terms of the Plan, the Prospectus covering the Plan, dated March 31, 2017, any subsequently issued Prospectus or Appendix covering the Plan, and the terms and conditions set forth in this Award Agreement.  All of these documents are incorporated herein by this reference and made a part of the Option.

[Non-Competition

By accepting this Option, you agree that during the “Non-Competition Period” you will not engage in “Competition” with the Company or any of its subsidiaries, divisions, or affiliates (the “Control Group”).

As used herein, “Competition” means:

(i)participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any capacity whatsoever (within the United States of America, or in any country where your former employing members of the Control Group does business) in (A) a business in competition with the retail, catalog, or on-line sale of athletic footwear, athletic apparel, and sporting goods conducted by the Control Group (the “Athletic Business”) or (B) a business that in the prior fiscal year supplied product to the Control Group for the Athletic Business having a value of $20 million or more at cost to the Control Group; provided, however, that such participation shall not include (X) the mere ownership of not more than 1 percent of the total outstanding stock of a publicly held company; (Y) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in competition with the Athletic Business or for a business which supplies product to the Control Group for the Athletic Business; or (Z) any activity engaged in with the prior written approval of the Chief Executive Officer of the Company; and

(ii)intentionally recruiting, soliciting or inducing, any employee or employees of the Control Group to terminate their employment with, or otherwise cease their relationship with the former employing members of the Control Group where such employee or employees do in fact so terminate their employment.

As used herein, “Non-Competition” Period means:  the period commencing on the Date of Grant and ending on the Vesting Date, or any part thereof, during which the Executive is employed by the Control Group and (ii) if the Executive's employment with the Control Group terminates for any reason during such period, the __________-year period commencing on the date his employment with the Control Group terminates.  Notwithstanding the foregoing, the Non-Competition Period shall not extend beyond the date the Executive’s employment with the Control Group terminates if such termination of employment occurs following a “Change in Control” as defined in Attachment A hereto.

You agree that the breach by you of the provisions included herein under the heading “Non-Competition” (the “Non-Competition Provision”) would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law.  You therefore agree that in the event of a breach or a threatened breach of the Non-Competition Provision, the Company shall be entitled to (i) an immediate injunction and restraining order to prevent such breach, threatened breach, or continued breach, including by any and all persons acting for or with you, without having to prove damages and (ii) any other remedies to which the Company may be entitled at law or in equity.  The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach of the Non-Competition Provision, including, but not limited to, recovery of damages.

In addition, in the event of your breach of the Non-Competition Provision, any Options that are then unexercised (whether or not vested) shall be immediately cancelled.

You and the Company further agree that the Non-Competition Provision is reasonable and that the Company would not have granted the Options but for the inclusion of the Non-Competition Provision herein.  If any provision of the Non-Competition Provision is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities, or geographic area as to which it may be enforceable.  The validity, construction, and performance of the Non-Competition Provision shall be governed by the laws of the State of New York without regard to its conflicts of laws principles.

For purposes of the Non-Competition Provision, you and the Company consent to the jurisdiction of state and federal courts in New York County.]

Acceptance of Option

To accept this Option grant, please click “Accept Grant” no later than __________. Please ensure your home address is accurate by reviewing your profile information.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be duly executed as of the day and year first above written.

FOOT LOCKER, INC.

By:

[●]

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ATTACHMENT A

Change in Control

A Change in Control shall mean any of the following:

(A) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (B) below;

(B) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of the Company representing thirty-five percent (35%) or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any Person (other than the Company or any of its subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock) acting in concert; or

(C) during any period of not more than twelve (12) months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.